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                                 Exhibit 10.4
                            1999 Cash Incentive Plan


I)    Employees

The purpose of the cash incentive plan, is to incent and reward employees for the companies performance and the employee's contribution toward that performance. It is intended to have all employees who have an effect on company performance share at varying levels based upon job level classification and individual performance. The plan uses a Company Performance Factor (CPF) to fund dollars into each employees potential pool of incentive cash compensation. The employees individual performance determines how much of the potential pool they will receive.

Eligibility:
All employees except Salespeople and the CEO,COO and CFO. Sales people are covered under the sales commission plan and The CEO, COO and CFO are covered under the Sr. Executive Salary and Incentive Plan. You must be employed at the time the bonuses are paid to be eligible for that quarter's or the annual bonus.

Incentive Bonus Pool
Employees will be entitled to a quarterly and annual Incentive Bonus Pool (IBP) that will be calculated as the product of a fixed percentage, the bonus percentage (BP) times quarterly Gross Base Salary (GBS) times the Company Performance Factor mentioned above.(See Table 1 below) The more senior the employee the greater the Bonus Percentage of their Gross Base Salary that is put towards the Incentive Bonus Pool. Once the Incentive Bonus Pool is established the employees actual bonus will be calculated as the product of the employees Individual Performance Factor (IPF), based on attainment of individual goals and objectives and the Incentive Bonus Pool . This bonus will be calculated each quarter and at the end of each year. 50% of the potential Bonus will be paid out quarterly(12.5% per quarter), and 50% will be paid annually. The Gross Base Salary in effect at the start of the quarter will be used for the quarterly calculation. The average of the salaries used in the quarterly calculations will be used for the annual calculation.

Actual Incentive Bonus (AB) = Incentive Bonus Pool (IBP) * Individual Performance Factor (IPF) (See Table # 2)

Quarterly Incentive Bonus Pool (IBP)= .125(Quarter) * Gross Base Salary(GBS) *Bonus Percentage (BP) (See Table # 1) * Corporate Performance Factor (CPF) Adjusted for Variable Gross Margin and Operating Expense criteria (See Table #3)

Annual Incentive Bonus Pool (IBP)= .50(Annual) *Average Gross Base Salary(GBS) *Bonus Percentage (BP) (See Table # 1) * Corporate Performance Factor (CPF) Adjusted for Variable Gross Margin and Operating Expense criteria (See Table #3)

                                 Table 1

               Job Title         Level     % of Base
                                              (BP)
          -----------------------------------------------
          Vice Presidents             70       50%
          -----------------------------------------------
          Directors                   60       30%
          -----------------------------------------------
          Mangers II                  50       20%
          -----------------------------------------------
          Individual                  40       15%
           Contributors IV
          -----------------------------------------------
          Managers I and              30       10%
           Individual
           Contributors III
          -----------------------------------------------
          Individual                  20        5%
           Contributors II
          -----------------------------------------------
          Individual                  10        5%
           Contributors I
          -----------------------------------------------
               Title                 1999 Bonus
                                       %(BP)
          -----------------------------------------------
               CEO                      150%
          -----------------------------------------------
               COO                      100%
          -----------------------------------------------
               CFO                       75%
           -----------------------------------------------

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Individual Performance Factor

Individual performance will be reviewed quarterly against a specific set of objectives agreed upon in advance (at the end of the previous quarter) by the employee and his/her manager. Each quarter the manager will evaluate the attainment of these objectives as a percentage. An Individual Performance Factor
(IPF) will be created on the following linear scale.

                           Table # 2

        Actual Attainment % of       Individual Performance
         Quarterly  Objectives           Factor (IPF)/1/
        -----------------------------------------------------
                  100%                         1.30
        -----------------------------------------------------
                   85%                         1.00
        -----------------------------------------------------
                   70%                         0.40
        -----------------------------------------------------
                   60%                         0.20
        -----------------------------------------------------
               Below 60%/2/                    0.00
         -----------------------------------------------------

Company Performance Factor

It is our intent to use EBITDA, as the measurement of company performance in future years, however, during the first year we are planning for a negative EBITDA, which can bring some mathematical anomalies to the calculation. For this reason we have decided to go with Revenue as the measurement, with certain criteria on Gross Margins and Operating Expenses to insure we are focused on both the top and bottom lines. The company attainment is a percentage of actual Revenues as compared planned Revenues and yield the following Company Performance Factor (CPF) as defined in Table #3 below:

Revenue Targets will be set by the annual budget and adjusted if necessary by the Board on a quarterly basis.

                               Table #3

         Actual Revenue                Company Performance
         Attainment  % of                Factor (CPF)/4/
         Planned  Revenue/3/
        -----------------------------------------------------
           Over 200%                          2.00
        -----------------------------------------------------
          105% to 200%               1.05 to 2.00 Linearly
        -----------------------------------------------------
          100% to 105%                        1.05
        -----------------------------------------------------
           50% to 99%                0.02 to 1.00 Linearly
        -----------------------------------------------------
          Below 50%/5/                        0.00
        -----------------------------------------------------

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/1/ The IPF for  Individual Attainment between any of these percentages will be interpolated linearly
/2/ Below 60% Individual attainment no bonus (Individual or Corporate )will be paid to that employee.
/3/ In order to insure that we are driving the revenue with good margin minutes, if variable gross margin falls between 6% and 12% of revenue a reduction of 50% will be made to the Company Performance Factor. If the variable gross margin is below 6% the Company Performance factor will be zero.
/4/ The Company Performance Factor will be adjusted down by 2% for every percentage point increase in operating expenses over planned operating expenses to insure that we are managing our operating expenses to plan. Periodically, opportunities, that will require additional funding , not reflected in the budgeted operating expenses, will arise. Once the Board of Directors approves, these expenditures, the operating expense target will be adjusted to reflect the new spending levels.
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By Example:

If our revenue plan was $4 million for the quarter and our actual revenue was $4.4 Million, with a variable margin of 18% and our planned operating expenses were to be $1,360,000 , and actual operating expenses were $1,500,000, or 10% over the planned $1,360,000. The calculation would be as follows:

($4.4/$4.0) x (1-.2) = .88   Attainment was  110% for a CPF of 1.1 reduced by
20% since Operating Expenses were over by 10% ( 2% x 10).

If the Operating expenses had been $1.7 Million, or 25% over the CPF would be .55 Attainment of 110% for a CPF of 1.1 adjusted down by 50% ( 2% x 25)


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/5/ Note: Below 50% Revenue attainment no bonus (Individual or Corporate) will be paid to any employee.